Exhibit 1

                                CREDIT AGREEMENT

     This Credit Agreement (the "Agreement") is entered into as of the 30th day of April, 2001, by and between MERRYMEETING, INC., a Delaware corporation ("Borrower"); FIFTH THIRD BANK (NORTHEASTERN OHIO), an Ohio banking corporation located at 1404 East Ninth Street, Cleveland, Ohio 44114 ("Senior Bank"), and FIFTH THIRD BANK, an Ohio banking corporation, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 ("Junior Bank") (Senior Bank and Junior Bank being referred to herein collectively as the "Bank".)

Section 1. DEFINITIONS.

     Certain capitalized terms have the meanings set forth on Exhibit 1 hereto. All financial terms used in this Agreement but not defined on Exhibit 1 have the meanings given to them by generally accepted accounting principles as in effect on the date hereof. All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2. LOANS.

     2.1 TERM LOAN.

     (a) Senior Bank agrees, subject to the terms and conditions hereinafter set forth, to make two term loans to Borrower (the "Senior Term Loans") on the date of this Agreement in the amount of $4,000,000 ("Senior Note I") and in the amount of $1,000,000 ("Senior Note II") (collectively, the "Senior Term Notes"). Borrower's obligation to pay the Senior Term Loans will be evidenced by promissory notes in substantially the form of Exhibit 2.1(a) attached hereto. The Senior Term Notes will be dated as of the date of this Agreement. Senior Note I and Senior Note II will be secured by collateral as set forth in the security documents as further described in Section 2.5 hereof. The Senior Term Notes shall have priority of payment over the Junior Term Note (as defined below) and the Shareholder Loan (as defined below). (Collectively, the Senior Term Notes and the Junior Term Note are the "Term Notes".)

     (b) Junior Bank agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (the "Junior Term Loan") to Borrower on the date of this Agreement in the amount of $3,000,000.00. (Collectively, the Senior Term Loans and the Junior Term Loan are the "Term Loans".) Borrower's obligation to pay the Junior Term Loan will be evidenced by its promissory note (the "Junior Term Note") in substantially the form of Exhibit 2.1(b) attached hereto. The Junior Term Note will be dated the date of this Agreement. The Junior Term Note shall be subordinate in payment to the Senior Term Notes.

     (c) Principal payments on the Senior Term Notes shall be due and payable in equal monthly installments in immediately available funds at the principal office of the Senior Bank in the last day of each month in arrears, beginning on February 28, 2002 with a final payment of
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          principal due on April 30, 2006. Interest will accrue on the principal amount of Senior Note I at the Prime Rate plus 125 basis points and on Senior Note II at the Prime Rate plus 175 basis points, unless increased or decreased pursuant to the terms thereof. Interest payments will be made in immediately available funds at the principal office of the Senior Bank in the last day of each month in arrears, beginning the first calendar month subsequent to the calendar month in which this Agreement is executed and continuing during the term hereof. The entire principal amount of the Senior Term Notes, plus all accrued and unpaid interest and any other charges, advances, or fees required to be paid hereunder, will be due and payable on April 30, 2006.

     (d) Interest will accrue on the principal amount of the Junior Term Note at the rate of 21% per annum. Interest payments will be made in immediately available funds at the principal office of the Junior Bank on the last day of each month in arrears, beginning on the last day of the calendar month subsequent to the calendar month in which this Agreement is executed and continuing during the term hereof. The entire principal amount of the Junior Term Note, plus all accrued and unpaid interest and any other charges, advances or fees required to be paid hereunder, will be due and payable on October 30, 2003.

     (e) The proceeds of the Term Loans will be used for the acquisition of the stock of Frontier Adjusters of America, Inc. ("Frontier") to be purchased pursuant to that certain Stock Purchase Agreement dated April 30th, 2001 by and among Borrower and United Financial Adjusting Company, Inc. (such stock, the "Frontier Stock") (such agreement, the "Stock Purchase Agreement").

     (f) The indebtedness evidenced by the Junior Term Note is expressly subordinated and is junior, to the extent and in the manner set forth therein, in right of payment to the prior payment in full of all the "Senior Indebtedness." As used herein, "Senior Indebtedness" means all obligations of Borrower to Fifth Third Bancorp and any Bank Affiliate, (and their successors and assigns and any successor senior lender to Senior Bank), including but not limited to obligations in favor of Fifth Third Bank (Northeastern Ohio) represented by those certain Senior Term Notes executed on even date.

     2.2 TIME OF PAYMENT. All payments of principal and interest made by Borrower shall be made no later than 2:00 P.M. on the Business Day such payments are due. All amounts paid after such time will be credited on the following date.

     2.3 PREPAYMENT. Borrower may prepay any portion of the Senior Term Loans in whole or in part at any time without premium or penalty. Borrower may prepay the Junior Term loan only upon the terms and conditions set forth herein, and set forth in the Junior Term Note.

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     2.4 FEES.

     (a) With regard to Senior Note I, Borrower will pay to Senior Bank, a one-time, non-refundable closing fee equal to $50,000.00, as well as a note processing fee of $1,000.00. With regard to Senior Note II, Borrower will pay to Senior Bank, a one-time, non-refundable closing fee equal to $10,000.00. The fees described herein shall be due and payable upon funding of the Term Loans.

     (b) Borrower will pay to Junior Bank, a one-time, non-refundable closing fee equal to $60,000.00, as well as a note processing fee of $1,000.00 both of which shall be due and payable upon funding of the Term Loans. The fees to be paid pursuant to subsections (a) and (b) hereof collectively are the "Closing Fees".

     (c) On the date hereof, Borrower will pay to each of Senior Bank and Junior Bank a fee intended to reimburse them for their reasonable costs and expenses incurred in negotiating, reviewing and preparing this Agreement, the Term Notes, the Security Agreement, the Pledge Agreement, the Unlimited Personal Guaranty, and the other Loan Documents and all other documents required to consummate the transactions contemplated hereby.

     2.5 COLLATERAL AND SECURITY. This Agreement as it relates to Senior Note I is secured by the Collateral as described in that certain Security Agreement (the "Security Agreement") and that certain Pledge Agreement (the "Pledge Agreement"), both entered on even date. Senior Note II is secured by the Collateral as described in the Security Agreement.

Section 3. REPRESENTATIONS AND WARRANTIES.

     Borrower hereby warrants and represents to Bank the following:

     3.1 ORGANIZATION AND QUALIFICATION. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Security Agreement, the Pledge Agreement, the Term Notes, and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required and in which the failure to be so qualified would have a material adverse effect on the Borrower, taken as a whole. All information provided to Bank with respect to Borrower and its operations is true and correct in all material respects.

     3.2 DUE AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, the Security Agreement, the Pledge Agreement, the Term Notes and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation, code of regulations or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower (other than the Liens in favor of Bank. Borrower has duly executed and delivered this Agreement, the Term Note and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms

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except as limited by  equitable  principles  and by  bankruptcy,  insolvency  or similar laws affecting the rights of creditors generally. Except for filings required with the Securities and Exchange Commission and applicable state securities and franchise agencies in connection with the acquisition of the Frontier Stock, no notice to or consent by any governmental body is needed in connection with this transaction.

     3.3 LITIGATION. There are no suits or proceedings pending or to the knowledge of Borrower threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

     3.4 MARGIN STOCK. Except for the acquisition of the Frontier Stock, no part of the Term Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Senior Bank, Borrower will furnish to Senior Bank statements in conformity with the requirements of Federal Reserve Form U-1.

     3.5 BUSINESS. Except for the Stock Purchase Agreement, Borrower is not a party to or subject to any agreement or restriction which, in the opinion of Borrower's management, if terminated, would have a material adverse effect on Borrower's business, properties or prospects.

     3.6 LICENSES, ETC. Borrower has obtained any and all material licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business as conducted by Borrower on the date hereof. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

     3.7 LAWS AND TAXES. Borrower is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency, which if violated would have a material adverse effect on Borrower's business, properties or prospects. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Agreement, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

     3.8 FINANCIAL CONDITION. Taken as a whole, the historical financial information relating to Borrower (excluding projections, forecasts and other forward-looking information) (the "Financial Information") which has been or may hereafter be delivered by Borrower or on its behalf to Bank is true and correct

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in all  material  respects.  All  Financial  Information  in the form of annual, quarterly or monthly financial statements has been prepared in accordance with generally accepted accounting principles consistently applied (except as noted in the notes to such financial statements). Borrower has no material obligations or liabilities of any kind required to be set forth in audited financial statements (or notes thereof) not disclosed in the Financial Information (considered as a whole). There has been no material adverse change in the
financial   condition  of  Borrower  nor  has  borrower   suffered  any  damage,
destruction or loss which has adversely affected its business or assets since the submission of the most recent Financial Information to Bank. Notwithstanding the foregoing, Bank acknowledges that Borrower was recently formed and has no operating history and thus Financial Information of Borrower is limited to the period from its initial organization and formation.

     3.9 TITLE. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Bank, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens"): (a) current taxes and assessments not yet due and payable; (b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto; (c) assets disposed of in the ordinary course of business; (d) Liens granted by Borrower under purchase money financing arrangements for the purchase of real property and/or equipment reasonably required to conduct its business in the ordinary course; (e) as set forth in Schedule 3.9 attached hereto; (f) Liens imposed by law which secure amounts not at the time due and payable; and (g) Liens in favor of Bank and any Bank Affiliate.

     3.10 DEFAULTS. Borrower is in compliance with all agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or Regulations/Bylaws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and, under which a default would have a material adverse effect on Borrower's business, properties or prospects; and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

     3.11 ENVIRONMENTAL LAWS.

     (a) Borrower has obtained all permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

     (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation,

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          based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

     (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

     3.12 SUBSIDIARIES AND PARTNERSHIPS. Except as set forth on Schedule 3.12, Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

     3.13 ERISA. Borrower and all individuals or entities along with Borrower would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance in all material respects with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time ("ERISA"). Borrower and each of its ERISA Affiliates are in compliance in all material respects with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event").

Section 4. AFFIRMATIVE COVENANTS.

     4.1 BOOKS AND RECORDS. Borrower will maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Bank in evaluating the status of the Loans as it may reasonably request from time to time.

     4.2 FINANCIAL STATEMENTS. Borrower will maintain a standard and modern system for accounting and will furnish to Senior Bank and Junior Bank:

     (a) Within forty (40) days after the end of each month, a copy of Borrower's consolidated financial statements for that month and for the year to date (with a comparison to the budget of Borrower and to the prior year results for the same period) in a form reasonably acceptable to Bank, prepared and certified as complete and correct in all material respects, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

     (b) Within one hundred twenty (120) days after the end of each fiscal year, a copy of Borrower's consolidated financial statements for that year audited by a firm of independent certified public accountants acceptable to Bank (which acceptance will not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification;

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     (c)  All of the  statements  referred to in (a),  and (b) above shall be in conformance with generally accepted accounting principles;

     (d) Within forty (40) days of the close of each month, a report reflecting the volume of billed claims processed by each licensee and/or franchisee of Borrower and any operating subsidiary thereof, in form acceptable to Bank.;

     (e) Within forty (40) days of the close of each fiscal quarter, a certificate signed by the principal financial officer of Borrower (i) stating he is familiar with all documents relating to Bank and that no Event of Default specified in this Agreement or in any other Obligation, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained in this Agreement;

     (f) Prior to the end of each fiscal year, a projected balance sheet, projected income statement and projected statement of cash flow for the subsequent fiscal year in form acceptable to Bank;

     (g) Within forty (40) days of the close of each fiscal quarter, a year-to-date report of all gross billings by each office of Borrower, along with accompanying margin information, in form acceptable to Bank;

     (h) Within three (3) days after any officer of Borrower obtains knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default under this Agreement or any other Obligation, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

     (i) Upon request, copies of all federal, state and local income tax returns and such other information as Bank may reasonably request;

     (j)  Intentionally Omitted.

     (k) Within forty (40) days of the close of each fiscal quarter, Borrower shall deliver to Senior Bank and Junior Bank a Compliance Certificate in the form attached hereto as Exhibit 4.2(k) confirming, in addition to the other information set forth therein, the Borrower's compliance with the financial covenants set forth herein and that no Event of Default has occurred.

     If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above will be the financial statements of Borrower and all such subsidiaries prepared on a consolidated and consolidating basis.

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     4.3  CONDITION  AND REPAIR.  Borrower  will  maintain its assets taken as a whole in good repair and working order (making allowances for obsolescence in the ordinary course and normal wear and tear) and will make all appropriate repairs and replacements thereof.

     4.4 INSURANCE. Borrower will insure its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower, and shall further maintain a "key-man" policy of insurance upon the life of its president John M. Davies with a minimum death benefit of $8,000,000 ("Key Man Policy"), with the beneficiary of said policy being the Borrower, and the requisite proceeds being assigned to Senior Bank and Junior Bank in amounts relative to the outstanding balance due of the Term Notes. All such policies will (a) be issued by financially sound and reputable insurers,
(b) name Senior Bank and Junior Bank as additional insureds and, where applicable, as loss payees under a lender loss payable endorsement satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Senior Bank and Junior Bank before such policy is altered or canceled. Compliance with this subsection shall be evidenced by a collateral assignment delivered to Senior Bank and Junior Bank by Borrower within ninety (90) days from the execution of this Agreement. If such collateral assignment is not delivered within such 90-day period, the interest rate on the Senior Term Notes shall increase 25 basis points until such collateral assignment is provided.

     4.5 TAXES. Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims
(including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Senior Bank and Junior Bank are notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles and deposits with Senior Bank and Junior Bank cash or bond in an amount acceptable to Senior Bank and Junior Bank.

     4.6 EXISTENCE; BUSINESS. Subject to Schedule 4.6, Borrower will (a) maintain its existence, (b) engage primarily in business of the same general character as that now conducted, and (c) refrain from entering into any lines of business substantially different from the business or activities in which Borrower is presently engaged.

     4.7 COMPLIANCE WITH LAWS. Borrower will comply in all material respects with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and will immediately notify Senior Bank and Junior Bank of any violation of any rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any environmental or safety and health rule, regulation, statute, ordinance or law.

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     4.8  NOTICE  OF  DEFAULT.  Borrower  will,  within  three  (3)  days of its knowledge thereof, give written notice to Senior Bank and Junior Bank of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default under this Agreement or any other Obligation, and (b) the occurrence of any event or the existence of any condition which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

     4.9 COSTS. Borrower will pay to Bank its fees, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I assessments), expert fees, court costs, litigation and other expense (collectively, "Costs") reasonably incurred or paid by Bank in connection with the negotiating, documenting, administering and enforcing, the Term Loan and the Loan Documents and the defense, preservation and protection of Bank's rights and remedies thereunder, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Bank. If Borrower fails to pay the Costs when due within ten (10) business days after demand, Bank is entitled to disburse such sums as an advance under the Term Loan. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Term Notes. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

     4.10 DEPOSITORY/BANKING SERVICES. So long as this Agreement is in effect, Bank or any Bank Affiliate will be the principal depository in which all of Borrower's funds are deposited, and the principal bank of account of Borrower; provided, however, Borrower may maintain cash accounts with other depository bank so long as Bank has a perfected lien on such accounts through a deposit account control agreement of similar agreement in form acceptable to Bank and such account is not a principal depository account.

     4.11 OTHER AMOUNTS DEEMED LOANS. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank, all monies so paid by Bank on behalf of Borrower will be deemed Loans and Obligations.

     4.12 NON-INTEREST BEARING ACCOUNT. For a period of one year from the date hereof, Borrower shall maintain a non-interest bearing deposit account with a minimum balance of $250,000.00 at Senior Bank.

Section 5. NEGATIVE COVENANTS.

     5.1 INDEBTEDNESS. Except as set forth on attached Schedule 5.1, Borrower will not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations, in excess of the aggregate sum of $250,000 during such time as any of the Obligations are outstanding, all of which shall be subordinate to the Obligations.

     5.2 PREPAYMENTS. Borrower will not voluntarily prepay any Indebtedness owing by Borrower prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment will result in a discount on the amount due.

     5.3 LEASES.  Except for the Operating Leases, and as otherwise set forth in
Section 5.4 hereof, Borrower will not enter into any lease of real or personal property as lessee without the prior written consent of Senior Bank.

     5.4 CAPITAL EXPENDITURES. Borrower will not make any plant or fixed capital expenditure, or any commitment therefor, or obtain equipment subject to a purchase money security interest, trust deed or lease, exceeding the aggregate sum of $1,000,000 during such time as any of the Obligations are outstanding.

     5.5 PLEDGE OR ENCUMBRANCE OF ASSETS. Other than the Permitted Liens, Borrower will not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Bank, Liens existing on the date of this Agreement which have been disclosed to and approved by Bank and Liens imposed by law which secure amounts not at the time due and payable.

     5.6 GUARANTEES AND LOANS. Borrower will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business nor make any advance or loan other than in the ordinary course of business as presently conducted, including, without limitation, loans and advances to employees of Borrower.

     5.7 CAPITAL STOCK; DIVIDENDS. Borrower will not issue any additional shares of its capital stock, nor grant any warrants, options or other rights to purchase such stock. Borrower will not (a) declare or pay any dividend or distributions on its capital stock; (b) make any payments of any kind to its shareholders (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments to shareholders employed by Borrower) or (c) redeem any shares of its capital stock in any fiscal year.

     NOTE: The following financial covenants 5.8-5.14 shall be based on Borrower's consolidated financial statements, including Frontier Adjusters of America, Inc. and any other majority owned subsidiaries, before giving effect to minority shareholder interests. It is hereby agreed that the bank fees and transaction costs associated with Borrower's acquisition of Frontier Adjusters of America, Inc. will be excluded from the computations of the financial covenants 5.8-5.14 as described below:

     5.8 MAXIMUM SENIOR INDEBTEDNESS TO EBITDA RATIO. Borrower shall not permit the ratio of its Senior Indebtedness to EBITDA to exceed 2.25:1.00 at any time for a period of twenty-four months following the execution of this Agreement, and 2.00:1.00 at any time thereafter, as measured on a rolling four quarter basis.

     5.9 MAXIMUM INDEBTEDNESS TO EBITDA. Borrower shall not permit the ratio of its Indebtedness to EBITDA to exceed 2.85:1.00 at any time, as measured on a rolling four quarter basis.

     5.10 MINIMUM EBIT TO INTEREST EXPENSE. Borrower shall maintain a minimum ratio of EBIT to Interest Expense of 2.0:1.00 at all times, as measured on a rolling four quarter basis.

     5.11 DEBT SERVICE COVERAGE RATIO. Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.15:1.00 at all times, as measured at the end of each fiscal quarter for the preceding four fiscal quarters. This covenant shall not apply to the fiscal quarter in which the Term Loan is repaid, and the succeeding three fiscal quarters thereafter.

     5.12 MERGER; DISPOSITION OF ASSETS. Except as set forth on Schedule 5.12, Borrower will not (a) change its capital structure, (b) merge or consolidate with any corporation, (c) amend or change its Articles of Incorporation or Code of Regulations\Bylaws or (d) sell, transfer, lease or otherwise dispose of all or any part of its assets, whether now owned or hereafter acquired, or dispose of its stock in any Subsidiary, whether now owned or hereafter acquired, excepting asset or stock of Subsidiaries of Borrower leased, transferred, or sold in the normal course of Borrower's business the value of which do not exceed in the aggregate an amount equal to five percent (5%) of the total assets of the Borrower at any time that any of the Obligations remain outstanding.

     5.13 MINIMUM TANGIBLE NET WORTH. As measured at the close of the fiscal quarter ended December 31, 2001, Borrower's Minimum Tangible Net Worth shall be not less than ($4,000,000) (with "( )" denoting negative amounts). At the close of each subsequent fiscal quarter, Borrower shall not permit its Minimum Tangible Net Worth to be less than the sum of (i) its Tangible Net Worth as measured at the close of the immediately preceding fiscal quarter PLUS (ii) an amount equal to fifty percent (50%) of its net income for the preceding fiscal quarter.

     5.14 INVESTMENTS. Except as set forth on Schedule 5.14, Borrower will not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other firm, partnership, corporation or entity other than short term investments of excess working capital in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000.

     5.15 PAYMENT ON SUBORDINATED DEBT. Borrower shall make no payment, principal, interest, or otherwise, upon the Subordinated Debt while the Term Loans are outstanding. Borrower's Subordinated Debt shall not at any time exceed in the aggregate $1,000,000 during the existence of the Obligations without the prior written consent of Bank.

     5.16 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 5.16, Borrower will not (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates other than the Obligations, (b) directly or indirectly make any loans or advances to or investments in any of its Affiliates, (c) enter into any transaction with any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of Borrower's business, (d) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Borrower or its shareholders holds a direct or indirect interest, or (e) make any other payment to any Affiliate.

Section 6. EVENTS OF DEFAULT AND REMEDIES.

     6.1 EVENTS OF DEFAULT. Any of the following events will be an Event of Default ("Event of Default"):

     (a) Any representation or warranty made by Borrower herein or in any of the Loan Documents is incorrect when made or reaffirmed; or

     (b) Borrower fails to make payment of any principal or interest on any Obligation within five (5) Business Days after such payment is due and payable, by acceleration or otherwise; or

     (c) A default occurs under any non-monetary Obligation and such default is not cured within five (5) Business Days after notice from either Senior Bank or Junior Bank; or

     (d) A court enters a decree or order for relief with respect to Borrower, or any guarantor of the Obligations in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or Guarantor or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for sixty (60) days without dismissal; or

     (e) Borrower or Guarantor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

     (f) Borrower defaults under the terms of any Indebtedness (other than loans owing by Borrower to its shareholders which are subordinated to payment of the Obligations hereunder) or lease involving total payment obligations of Borrower in excess of $300,000 and such default gives any creditor or lessor the right to accelerate the maturity of any such Indebtedness or lease payments which right is not contested by

          Borrower or is determined by any court of competent jurisdiction to be valid; or

     (g) Final judgment of the payment of money in excess of $150,000 is rendered against Borrower and remains undischarged for thirty (30) days during which execution is not effectively stayed; or

     (h) An Event of Default or default after giving effect to any applicable grace or cure periods occurs under any Loan Document, or any guarantor of any of the Obligations denies his obligation to guaranty any Obligations then existing or attempts to limit or terminate his obligation to guaranty any future Obligations, including future Term Loans; or

     (i)  The dissolution of Borrower or the death of Guarantor; or

     (j) The commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien against any of the Collateral or any property securing the repayment of any of the Obligations, which has not been dismissed within 60 days of commencement; or

     (k) The loss, theft or substantial damage to the Collateral or any property securing the repayment of the Obligations if the result of such occurrence will be, in Senior Bank's commercially reasonable judgment, the failure or inability of Borrower to continue substantially normal operation of its business within thirty (30) days of the date of such occurrence; or

     (l) Bank ceases to be Borrower's (i) principal depository Bank in which all of Borrower's funds are deposited (except as otherwise permitted hereunder), and (ii) principal bank of account; or

     (m) A Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a Reportable Event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of Borrower's employee benefit plans; or

     (n)  [Intentionally omitted.]

     (o) Any event occurs which might, in Senior Bank's commercially reasonable opinion, have a material adverse effect on the Collateral or on Borrower's financial condition, operations, assets or prospects, or on any other property securing the repayment of the Obligations; or

     (p) A change occurs in the ownership of Borrower's common stock so that more than 20% of the outstanding common stock of Borrower is no longer owned by those parties owning such stock on the date of this Agreement or entities controlled by those parties; or

     (q) The default by any party under any subordination agreement subordinating the payment of any indebtedness of Borrower to that owed to Bank or the priority of any liens held by such party in Collateral securing such indebtedness to the liens of Bank therein, or Borrower makes any payment on such subordinated debt that is not permitted by the terms of the subordination or by this Agreement; or

     (r) (i) Any of the Loan Documents or the authority of any party thereto to carry out the intent of the Loan Documents are deemed invalid or ineffective by a court of competent jurisdiction; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or Lien purporting to be created by any of the Loan Documents will for any reason cease to be a valid, perfected lien subject to no other liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents, except as permitted by Bank in writing; or

     (s)  [Intentionally omitted.]

     (t) Bank in the exercise of its commercially reasonable judgment deems itself insecure or there has been a material adverse change in the financial status of Borrower; or

     (u) The filing of any lien or charge against the Collateral or any part thereof in excess of $10,000 which is not removed to the satisfaction of Senior Bank within a period of 30 days thereafter; or

     (v)  The abandonment by Borrower of all or any part of the Collateral; or

     (w) The failure of Borrower to own 80% or more of the outstanding shares of Frontier by February 28, 2002;

     (x) Borrower's failure to enter into an Amended and Restated Credit Agreement and associated Loan Documents upon Borrower's becoming an 80% or greater shareholder of Frontier in which Borrower has caused Frontier to execute in favor of Bank or assume one or more Unlimited Guarantys of the Obligations, and has caused Frontier to grant to Bank a first and best security interest in and lien upon all assets of Frontier to secure the Obligations.

     (y) Borrower's failure to deliver to Senior Bank all share certificates representing the Frontier stock, executed in blank, within twenty-four hours of Borrower's receipt of same.

     6.2 REMEDIES. If any Event of Default occurs, Bank may (i) cease advancing money hereunder, (ii) declare all Obligations to be immediately due and payable, whereupon such Obligations will immediately become due and payable, (iii) exercise any and all rights and remedies provided by applicable law and the Loan Documents, (iv) proceed to realize upon the Collateral or any property securing the Obligations, including, without limitation, causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, all without presentment, demand, protest, or notice of any kind, each of which are hereby expressly waived by Borrower. Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws.

     6.3 SETOFF. If any Event of Default will occur, Bank is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Bank, including but not limited to certificates of deposit.

     6.4 DEFAULT RATE. After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will accrue interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

     6.5 LATE PAYMENT PENALTY. If any payment of principal is not paid when due (whether at maturity, by acceleration or otherwise after the expiration of any applicable notice, grace and cure periods), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

     6.6 NO REMEDY EXCLUSIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshaling of assets which may be secured by any of the Loan Documents.

     6.7 EFFECT OF TERMINATION. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated.

     6.8 NO ADEQUATE REMEDY AT LAW. Borrower recognizes that in the event Borrower fails to pay, perform, observe or discharge any of its obligations under this Agreement, the Note or the other Loan Documents, no remedy at law will provide adequate relief to Bank and Borrower agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that it has incurred actual damages.

Section 7. CONDITIONS PRECEDENT.

     7.1 CONDITIONS TO THE LOAN. Bank will have no obligation to make or advance the Term Loans until Borrower and/or Guarantors have delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

     (a)  Executed versions of the Loan Documents.

     (b) A Certificate of Borrower in the form of Exhibit 7.1(b) and all attachments thereto.

     (c) A Certificate of MM Merger Corporation in the form of Exhibit 7.1(b) and all attachments thereto.

     (d) A favorable opinion of counsel to Borrower, in form acceptable to Bank.

     (e) A favorable opinion of counsel to MM Merger Corporation, in form acceptable to Bank.

     (f)  The Loan Documentation Fee and Closing Fee have been paid in full.

     (g) Certificate of Insurance relating to loss and damage to Borrower's properties and business as described in Section 4.4 hereof, if applicable.

     (h) John M. Davies and Allyn A. Davies shall have delivered to Senior Bank an Unlimited Payment Guaranty of all of the Obligations in the form attached as Exhibit 7.1(h).

     (i) MM Merger Corporation shall have delivered to Senior Bank an Unlimited Payment Guaranty of all of the Obligations in the form attached as
          Exhibit 7.1(i).

     (j)  UCC-1 Financing Statements of Borrower and MM Merger Corporation.

     (k) Such additional information and materials as Bank may reasonably request.

     7.2 CONDITIONS TO TERM LOAN. On the date of the Term Loan, the following statements will be true:

     (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date except for those changes permitted under this Agreement;

     (b) No event will have occurred and be continuing, or would result from such Term Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

     The acceptance by Borrower of the proceeds of the Term Loan will be deemed to constitute a representation and warranty by Borrower that the conditions in
Section 7.2 of this Agreement, other than those that have been waived in writing by Bank, have been satisfied.

Section 8. MISCELLANEOUS PROVISIONS.

     8.1 MISCELLANEOUS. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement will not in any way be affected. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full and the Term Loan is terminated.

     8.2 WAIVER BY BORROWER. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement).

     8.3 BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign or transfer any of its rights or delegate any of its obligations under this Agreement or under any of the Loan Documents, by operation of law or otherwise. Senior Bank and/or Junior Bank (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participation in the Loans to other persons. Senior Bank and Junior Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about Borrower which Senior Bank or Junior Bank may possess at any time.

     8.4 SUBSIDIARIES. If Borrower has any additional wholly-owned Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower" and each Subsidiary individually and in the aggregate, and Borrower will cause each Subsidiary to be in compliance therewith.

     8.5 SECURITY. The Obligations are secured as provided herein, in this Agreement, the Security Agreement attached hereto as Exhibit 8.5, in the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations

     8.6 SURVIVAL. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Term Note.

     8.7 DELAY OR OMISSION. No delay or omission on the part of Senior Bank or Junior Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor will the action or omission to act by Senior Bank or Junior Bank upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

     8.8 NOTICES. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

             To Borrower:    Merrymeeting, Inc.
                             c/o 1300 East 9th Street, Suite 900
                             Cleveland, Ohio 44114
                             Attention: John Davies, President

             Copy to:        Ulmer & Berne LLP
                             1300 East Ninth St., Suite 900
                             Cleveland, Ohio 44114
                             Attn: Stephen Markus

             To Junior Bank: The Fifth Third Bank
                             38 Fountain Square Plaza
                             Cincinnati, Ohio 45263
                             Attention:  Commercial Loan Department

             Copy to:        John J. Schmidt
                             Statman, Harris, Siegel & Eyrich, LLC
                             2900 Chemed Center
                             255 East Fifth Street
                             Cincinnati, Ohio 45202

             To Senior Bank: Fifth Third Bank (Northeastern Ohio)
                             1404 East Ninth Street
                             Cleveland, Ohio 44114
                             Attn:  Commercial Loan Department

                  Copy to: Mansour, Gavin, Gerlack & Manos Co., LPA 55 Public Square, #2150
                             Cleveland, Ohio 44113-1994
                             Attn: Anthony J. Coyne

Either party may change such address by sending written notice of the change to the other party.

     8.9 NO PARTNERSHIP. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any partnership, joint venture or other relationship between Bank and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

     8.10 INDEMNIFICATION. If after receipt of any payment of all or part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

     8.11 GOVERNING LAW; JURISDICTION. This Agreement, the Note and the other Loan Documents will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Cuyahoga or Hamilton County, Ohio, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     8.12 WARRANT OF ATTORNEY: The undersigned, jointly and severally, authorizes any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, waive the issuance and service of process and to confess judgment against them in favor of the Bank for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. The undersigned also agrees that the attorney acting for the undersigned as set forth in this paragraph may be compensated by Bank for such services, and the undersigned waive any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

                     (THIS SPACE INTENTIONALLY LEFT BLANK.)

     IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.


--------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

--------------------------------------------------------------------------------



                                    MERRYMEETING, INC.


                                    By: /s/ JOHN M. DAVIES
                                        ----------------------------------------
                                    Print Name: JOHN M. DAVIES
                                                --------------------------------
                                    Its: PRESIDENT
                                         ---------------------------------------


                                    FIFTH THIRD BANK


                                    By: /s/ THOMAS R. WILLIAMS
                                        ----------------------------------------
                                    Print Name: THOMAS R. WILLIAMS
                                                --------------------------------
                                    Its: VICE PRESIDENT
                                         ---------------------------------------


                                    FIFTH THIRD BANK (NORTHEAST OHIO)


                                    By: /s/ DAVID J. WILLIAMS
                                            ------------------------------------
                                    Print Name: DAVID J. WILLIAMS
                                                --------------------------------
                                    Its: VICE PRESIDENT
                                         ---------------------------------------

                                    EXHIBITS
                                       TO
                                CREDIT AGREEMENT
                                     BETWEEN
                               MERRYMEETING, INC.
                                       AND
                                FIFTH THIRD BANK


Exhibit 1           Definitions

Exhibit 2.1(a)      Senior Term Notes

Exhibit 2.1(b)      Junior Term Note

Exhibit 4.2(k)      Financial Certificate of Borrower

Exhibit 7.1(b)(1)   Certificate of Borrower

Exhibit 7.1(b)(2)   Certificate of MM Merger Corporation

Exhibit 7.1(h)      Unlimited Payment Guaranty of John M. Davies and
                    Allyn A. Davies

Exhibit 7.1(i)      Unlimited Payment Guaranty of MM Merger Corporation

Exhibit 8.5(a)      Security Agreement of Borrower

Exhibit 8.5(b)      Security Agreement of MM Merger Corporation

                                    EXHIBIT 1

                                   DEFINITIONS

1.   "Accounts" has the meaning assigned to that term in the Security Agreement.

2. "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a).

3. "Bank Affiliate" means Fifth Third Bancorp and any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with Bank or Fifth Third Bancorp.

4. "Business Day" means any day which the Bank and the Federal Reserve Bank of Cleveland is open for business.

5.   "Collateral"  has  the  meaning  assigned  to  that  term  in any  Security
     Agreement.

6. "Current Assets" means all assets which may properly be classified as current assets in accordance with generally accepted accounting principles, provided that for the purpose of determining the Current Assets of Borrower
     (a) notes and accounts receivable will be included only if good and collectible and payable on demand or within twelve (12) months from the date as of which Current Assets are to be determined (and if not directly or indirectly renewable or extendible, at the option of the debtors, by their terms or by the terms of any instrument or agreement relating thereto, beyond such twelve (12) months) and will be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles, and (b) the cash surrender value of life insurance policies will be excluded.

7. "Current Liabilities" means all Indebtedness maturing on demand or within twelve (12) months from the date as of which Current Liabilities are to be determined (including, without limitation, liabilities, including taxes accrued as estimated, accounts payable, and all current liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles), and excluding intercompany liabilities.

8. "Current Maturities of Long Term Debt" means that portion of the principal amount of Long Term Debt which must be paid during the twelve fiscal months following the date such determination is to be made.

9. "Debt Service Coverage Ratio" means the ratio of (a) the sum of Borrower's consolidated net income (net of expenses) for a fiscal year before minority interests, before taxes, depreciation, amortization and interest expense (excluding non-cash interest regarding shareholder subordinated debt), less distributions, dividends and capital expenditures and other extraordinary items to (b) the sum of Borrower's interest expense (excluding non-cash interest regarding shareholder subordinated debt), Current Maturities of Long Term Debt, capital expenditures, capital distributions, taxes actually paid, and capital lease obligations for such fiscal year.

10. "Default Rate" means three percent (3%) in excess of the interest rate otherwise in effect under amounts outstanding under the Note. In no event will the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

11. "EBIT" means Borrower's consolidated net income (net of expenses) before interest expenses and taxes.

12. "EBITDA" means Borrower's consolidated net income (net of expenses) before interest expense, taxes, depreciation, amortization of goodwill.

13. "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered promulgated or approved thereunder.

14.  "ERISA" means the Federal Employee Retirement Income Security Act of 1974.

15. "Event(s) of Default" will have the meaning set forth in Section 6.1 of the Agreement.

16. "Guarantors" shall mean, individually or collectively, John M. Davies, Allyn A. Davies, and MM Merger Corporation.

17. "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (c) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

18. "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

19. "Loan Documents" means this Agreement, the Term Notes, the Security Agreement executed by Borrower in favor of Fifth Third Bank, Northern Ohio dated April 30, 2001, the Pledge Agreement, the Standby and Subordination Agreement, the Unlimited Payment Guarantys, and every other document or agreement executed by any party relating to or evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

20.  "Loans" means the Term Loans.

21. "Long Term Debt" means Indebtedness which, by its terms, is not payable in full within one year from the date incurred, or the repayment of which may, at the option of Borrower, be extended for a period more than one year from the date incurred.

22. "Mortgage[s]" means all mortgages, deeds of trust or trust deeds executed by Borrower encumbering real property of Borrower to secure the repayment of the Obligations.

23.  "Notes" means the Term Notes.

24. "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to Bank and all Bank Affiliates, and specifically including but not limited to Fifth Third Bank (Northeastern
     Ohio), of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Bank Affiliate, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Note and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Bank Affiliate under this Agreement or any other document or instrument related to any of the foregoing.

25. "Operating Leases" means such real property and equipment leases as to which Borrower is a party as lessee that do not in the aggregate exceed $10,000 per month.

26.  "Permitted  Liens" has the meaning assigned thereto as set forth in Section
     3.9 hereof.

27. "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

28. "Security Agreement" means any Security Agreement executed between Borrower and Bank or Bank Affiliate, including but not limited to Fifth Third Bank, Northeastern Ohio, securing the Obligations.

29. "Senior Indebtedness" means the all obligations to Fifth Third Bancorp and any Bank Affiliate other than the Junior Term Note.

30. "Subordinated Debt" means any and all obligations for borrowed money incurred by the Borrower to the shareholders or any person or entity other than Bank at the time that any Obligations remain outstanding.

31. "Subsidiary" means any corporation of which Borrower directly or indirectly owns or controls at the time outstanding stock having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors of said corporation.

32. "Tangible Net Worth" shall mean the aggregate sum of shareholders' equity less notes to shareholders (unless the payment of such notes has been subordinated to payment of the Obligations), less advances to shareholders, goodwill, and all intangibles, and plus that debt as described in the Standby and Subordination Agreement dated of even date.

33. "Term Loan" has the meaning assigned to that term in Section 2.1 of this Agreement.

34. "Term Note" has the meaning assigned to that term in Section 2.1 of this Agreement.

35. "Total Funded Debt" means any and all Obligations owed to Bank or any Bank Affiliate.

                                 EXHIBIT 2.1(A)

                                   TERM NOTES
                                     NOTE 1:
                   [LOGO] FIFTH THIRD BANK (NORTHEASTERN OHIO)                 1
                                                                    SECURED TERM
                          |          |            |
                          |          |            |       NOTE
                  --------------------------------------------


$  4,000,000                                                     April 30, 2001
Cleveland, Ohio                                                 (Effective Date)

On or before the Due Date below, the undersigned corporation, for value received, promises to pay to the order of Fifth Third Bank (Northeastern Ohio), 1404 East Ninth Street, Cleveland, Ohio 44114 (hereinafter referred to as "Bank") the sum of FOUR MILLION AND 00/100 ----- Dollars, plus interest per annum at a rate of PRIME PLUS 125 BASIS POINTS. In the event of a change in said Prime Rate, the rate on this note shall change immediately.

Interest shall be computed on a year of 360 days and charged for the actual number of days elapsed.

This note is payable as follows:

Principal shall be due and payable in installments in the amount of $ 55,555.55 and shall be due on the last day of each month beginning 02/28/2002 with a final payment on April 30, 2006 of the principal amount then owing plus all interest due thereon.

Interest shall be due and payable on the last day of each month beginning May 31, 2001.

Principal and interest payments shall be made at the Bank's address above unless otherwise designated by Bank in writing.

To secure repayment of this note and all modifications, extensions and renewals thereof, the undersigned has granted to Bank a security interest in: (i) certain collateral described pursuant to the terms and conditions of that certain Security Agreement of even date herewith by Borrower in favor of Bank; (ii) certain collateral consisting of 5,258,513 shares of stock of Frontier Adjusters of America, Inc. pursuant to the terms and conditions of that certain Pledge Agreement of even date herewith by Borrower in favor of Bank (collectively, the "Collateral"). The undersigned agrees to immediately deliver such additional dividends, warrants, securities, or other property or rights thereto to Bank immediately upon receipt as additional Collateral and until delivery to hold same in trust for Bank. All documents executed in connection with this Note and all Collateral, including without limitation the following, further secure the
Obligations: a blanket lien on all business assets as described in the Security Agreement entered on even date and the securities of the Borrower as pledged under the Pledge Agreement entered on even date.

The undersigned certifies that the proceeds of this loan are to be used for business purposes. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Bank of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

Bank may charge and the undersigned agrees to pay, on the above Effective Date, a note processing fee in an amount determined by Bank.

Events of Default are as described in the Credit Agreement entered on even date.

In addition to any other remedy permitted by law, the Bank may at any time after the occurrence of Event of Default and expiration of applicable cure period, if any, without notice, apply the Collateral to this note and Bank may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings. Notwithstanding any other legal or equitable rights of Bank, Bank, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney in fact, with full power of substitution, to exercise all rights of ownership with respect to Collateral and
(b) is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefor, or any additions thereto, through any private or public sale without either demand or notice to the undersigned, or any advertisement, the same being hereby expressly waived, at which sale Bank is authorized to purchase said property or any part thereof, free from any right of redemption on the part of the undersigned, which is hereby expressly waived and released. In the case of any sale, the undersigned agrees to be and remains liable to Bank for any and every deficiency after application as aforesaid upon the Obligation evidenced by this Note. The undersigned shall pay all costs of collection incurred by Bank, including its attorney's fees, if this note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Bank a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, the undersigned agrees to pay to Bank a fixed charge of $25.00, or the undersigned agrees that Bank may, without notice, increase the above stated interest rate by three percent (3%), whichever is greater. Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

The undersigned may prepay all or part of this note without premium or penalty, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Partial prepayments shall not excuse any subsequent payment due.

ENTIRE AGREEMENT: The undersigned agrees that there are no conditions or understandings which are not expressed in this note and the documents referred to herein.

WAIVER: No failure on the part of the Bank to exercise any of its rights hereunder shall be deemed a waiver of any such rights or of any default. Demand, presentment, protest, notice of dishonor, notice of protest and notice of default are hereby waived. Each of the undersigned, including but not limited to all co-makers and accommodation makers of this note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605(i) of the UCC.

This note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the laws of the State of Ohio, without regard to conflict of law principles. Borrower agrees that the state and federal courts in Cuyahoga County, Ohio or any other court in which the Bank initiates proceedings, shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to the undersigned corporation at its address described in the Notices section of the Credit Agreement entered on even date.

JURY WAIVER: THE UNDERSIGNED, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The declaration of invalidity of any provision of this note shall not affect any part of the remainder of the provisions.

This note is supplemented by the terms and conditions of the Credit Agreement dated of even date between the undersigned and Bank.

Warrant of attorney: The undersigned, jointly and severally, authorizes any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, waive the issuance and service of process and to confess judgment against them in favor of the Bank for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. The undersigned also agrees that the attorney acting for the undersigned as set forth in this paragraph may be compensated by Bank for such services, and the undersigned waive any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

--------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

--------------------------------------------------------------------------------

                                           Borrower: MERRYMEETING, INC.

DUE DATE: APRIL 30, 2006                   /s/ JOHN M. DAVIES
          --------------------             -------------------------------------
                                           John M. Davies, President
ADDRESS:  7763 Sunstone Drive
          Brecksville, Ohio  44141

                                 EXHIBIT 2.1(A)

                                   TERM NOTES
                                     NOTE 1:
                   [LOGO] FIFTH THIRD BANK (NORTHEASTERN OHIO)                 1
                                                                    SECURED TERM
                          |          |            |
                          |          |            |       NOTE
                  --------------------------------------------


$  1,000,000                                                     April 30, 2001
Cleveland, Ohio                                                 (Effective Date)

On or before the Due Date below, the undersigned corporation, for value received, promises to pay to the order of Fifth Third Bank (Northeastern Ohio), 1404 East Ninth Street, Cleveland, Ohio 44114 (hereinafter referred to as "Bank") the sum of ONE MILLION AND 00/100 ------------------ Dollars plus interest per annum at a rate of PRIME PLUS 175 BASIS POINTS. In the event of a change in said Prime Rate, the rate on this note shall change immediately. In addition, after the Borrower becomes the 80% owner of Frontier Adjusters of America, Inc., the interest rate will be reduced to Prime Rate plus 125 basis points. However, if the contemplated merger does not occur by September 30, 2001, then the interest rate will be increased to 21%. If the merger is consummated after September 30, 2001, Bank will review the creditworthiness of Borrower to determine if the interest rate of 21% should be decreased.

Interest shall be computed on a year of 360 days and charged for the actual number of days elapsed.

This note is payable as follows:

Principal shall be due and payable in installments in the amount of $13,888.89 and shall be due on the last day of each MONTH beginning 02/28/2002 with a final payment on April 30, 2006 of the principal amount then owing plus all interest due thereon.

Interest shall be due and payable at maturity on the LAST day of each month beginning May 31, 2001.

Principal and interest payments shall be made at the Bank's address above unless otherwise designated by Bank in writing.

To secure repayment of this note and all modifications, extensions and renewals thereof, the undersigned has granted to Bank a security interest in certain collateral described pursuant to the terms and conditions of that certain Security Agreement of even date herewith by Borrower in favor of Bank. All documents executed in connection with this Note and all Collateral, including without limitation the following, further secure the Obligations: a blanket lien on all business assets as described in the Security Agreement entered on even date.

The Obligations secured by the Collateral (herein, the "Obligations") shall include this note and each and every liability of the undersigned jointly or severally to Bank and all affiliates of Fifth Third Bancorp however created, direct or contingent, due or to become due, whether now existing or hereafter arising, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, in any manner by the undersigned.

The undersigned certifies that the proceeds of this loan are to be used for business purposes. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Bank of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

Bank may charge and the undersigned agrees to pay, on the above Effective Date, a note processing fee in an amount determined by Bank.

Events of Default are as defined in the Credit Agreement entered on even date.

In addition to any other remedy permitted by law, the Bank may at any time after the occurrence of Event of Default and expiration of applicable cure period, if any, without notice, apply the Collateral to this note and Bank may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings. Notwithstanding any other legal or equitable rights of Bank, Bank, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney in fact, with full power of substitution, to exercise all rights of ownership with respect to Collateral and
(b) is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefor, or any additions thereto, through any private or public sale without either demand or notice to the undersigned, or any advertisement, the same being hereby expressly waived, at which sale Bank is authorized to purchase said property or any part thereof, free from any right of redemption on the part of the undersigned, which is hereby expressly waived and released. In the case of any sale, the undersigned agrees to be and remains liable to Bank for any and every deficiency after application as aforesaid upon the Obligation evidenced by this Note. The undersigned shall pay all costs of collection incurred by Bank, including its attorney's fees, if this note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, undersigned agrees to pay to Bank a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, the undersigned agrees to pay to Bank a fixed charge of $25.00, or the undersigned agrees that Bank may, without notice, increase the above stated interest rate by three percent (3%), whichever is greater. Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

The undersigned may prepay all or part of this note without premium or penalty, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Partial prepayments shall not excuse any subsequent payment due.

ENTIRE AGREEMENT: The undersigned agrees that there are no conditions or understandings which are not expressed in this note and the documents referred to herein.

WAIVER: No failure on the part of the Bank to exercise any of its rights hereunder shall be deemed a waiver of any such rights or of any default. Demand, presentment, protest, notice of dishonor, notice of protest and notice of default are hereby waived. Each of the undersigned, including but not limited to all co-makers and accommodation makers of this note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605(i) of the UCC.

This note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the laws of the State of Ohio, without regard to conflict of law principles. Borrower agrees that the state and federal courts in Cuyahoga County, Ohio or any other court in which the Bank initiates proceedings, shall have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to the undersigned corporation at its address described in the Notices section of the Credit Agreement entered on even date.

JURY WAIVER: THE UNDERSIGNED, AND ANY ENDORSER OR GUARANTOR HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The declaration of invalidity of any provision of this note shall not effect any part of the remainder of the provisions.

This note is supplemented by the terms and conditions of the Credit Agreement dated of even date between the undersigned and Bank.

Warrant of attorney: The undersigned, jointly and severally, authorizes any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, waive the issuance and service of process and to confess judgment against them in favor of the Bank for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. The undersigned also agrees that the attorney acting for the undersigned as set forth in this paragraph may be compensated by Bank for such services, and the undersigned waive any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

--------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

--------------------------------------------------------------------------------

                                           Borrower: MERRYMEETING, INC.

DUE DATE: APRIL 30, 2006                   /s/ JOHN M. DAVIES
          --------------------             -------------------------------------
                                           John M. Davies, President
ADDRESS:  7763 Sunstone Drive
          Brecksville, Ohio  44141

                                 EXHIBIT 2.1(B)

                                    TERM NOTE


$3,000,000.00
                                                                Cincinnati, Ohio
                                                                April 30, 2001


MERRYMEETING, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the "Bank"), at its offices located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America, the principal sum of Three Million Dollars ($3,000,000.00) together with interest as set forth herein. Interest on the outstanding principal balance of this Note will accrue at a rate per annum equal to 21% per annum. Interest will be calculated on the basis of a year of 360 days and charged for the actual number of days elapsed. Interest will be payable in immediately available funds at the principal office of Bank on the first day of each calendar month. After maturity, whether by acceleration, notice of intention to prepay or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity), payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

Accrued and unpaid interest will only be due and payable monthly commencing on the last day of May, 2001 and continuing on the last day of each month thereafter during the term hereof.

The entire principal amount and all accrued and unpaid interest due and of this Note will be due and payable on October 30, 2003.

This Note is the Term Note referred to in the Credit Agreement between Borrower and Bank of even date herewith, as it may be amended from time to time (the "Agreement"), and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is pre-payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in this Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified during the extension period.

In addition to any other limitations set forth herein, no payment of principal, interest or any other amount due with respect to this Note shall be made, and the holder shall not exercise any right of set-off or recoupment with respect to this Note, until all of the Senior Indebtedness (as defined in the Agreement) is paid in full; provided, that Borrower may make and the holder may receive payments of principal and interest on account of this Note in accordance with its terms and may prepay the whole or any part hereof so long as no breach or default or event of default exists or would result therefrom with respect to the Senior Indebtedness. All payments permitted hereunder shall be final in amounts so received shall not thereafter be subject to these subordination provisions. If any payment not permitted hereunder is received by the holder on account of this Note before all of the Senior Indebtedness is paid in full, such payment may not be commingled with any asset of holder, shall be held in trust by holder for the benefit of the holders of the Senior Indebtedness and shall be paid over to such holders or their designated representatives, for application to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is paid in full and according to their respective interests.

After the occurrence of an Event of Default, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

If any payment of principal is not paid when due (whether by acceleration or otherwise after the expiration of applicable notice grace and cure periods, if any), Borrower agrees to pay to Bank a late payment fee equal to five percent (5%) of the payment amount then due.

Borrower may prepay any portion of this Note in part at any time without premium or penalty. Any prepayments under this Note in advance of any amortized payments will be applied to reduce the outstanding principal amount of this Note in the inverse chronological order of maturity.

In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest in the inverse order of maturity, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

All payments received by Bank will be applied first to payment of amounts advanced by Bank on behalf of Borrower, which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined herein), then to accrued interest due on this Note, then to the principal, which will be repaid in the inverse order of maturity.

Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and one or more extensions and renewals of this Note.

This Note may not be changed orally, but only by an instrument in writing.

This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and federal courts in Hamilton County, Ohio, or any other court in which Bank initiates proceedings, have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

WARRANT OF ATTORNEY: The undersigned, jointly and severally, authorizes any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, waive the issuance and service of process and to confess judgment against them in favor of the Bank for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. The undersigned also agrees that the attorney acting for the undersigned as set forth in this paragraph may be compensated by Bank for such services, and the undersigned waive any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

--------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

--------------------------------------------------------------------------------



WITNESSES:                              MERRYMEETING, INC.

BRIAN M. O'NEILL WITNESS                /s/ JOHN M. DAVIES
------------------------                ----------------------------------------
                                        John M. Davies, President